Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in the Registration Statements on Form S-8 (File No. 333-185625), Form S-8 (File No. 333-193952), and Form S-3 (File No. 333-192390) of Atossa Genetics Inc. (a development stage company) of our report dated March 26, 2014 relating to the consolidated financial statements as of and for the years ended December 31, 2013 and 2012 and since its inception (April 30, 2009), which appears in this Annual Report on Form 10-K.

/s/ KCCW Accountancy Corp.

Diamond Bar, California

March 26, 2014